                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14A-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            LAW COMPANIES GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.
[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) AMOUNT PREVIOUSLY PAID:
    2) Form, Schedule Or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

                        [LAW COMPANIES GROUP, INC. LOGO]






April 3, 1998


Dear Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Law Companies Group, Inc., which will be held at The Carter Center, One Copenhill Avenue, N.E., 453 Freedom Parkway, Atlanta, Georgia 30307 on May 11, 1998, at 4:30 p.m. local time.

         At the Annual Meeting, you will be asked to consider and vote upon the election of seven directors. We strongly urge your favorable vote on the election of directors in the proxy statement. During the meeting we also will report on the operations of the Company during the past year. Directors and officers of the Company, as well as representatives of the Company's independent accountants, Ernst & Young LLP, will be present to respond to appropriate questions from shareholders.

         Whether or not you plan to attend the Annual Meeting, it is important to complete the enclosed proxy card and return it in the enclosed postage-paid envelope as promptly as possible.

         If you have any questions about the Proxy Statement or the 1997 Annual Report, please let us hear from you.


                                 Sincerely yours,

                                 /S/ Bruce C. Coles

                                 Bruce C. Coles
                                 Chairman of the Board,
                                 Chief Executive Officer and President

                            LAW COMPANIES GROUP, INC.
                               114 Townpark Drive
                             Kennesaw, Georgia 30144
                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 11, 1998

                                   -----------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Law Companies Group, Inc., a Georgia corporation (the "Company"), will be held at The Carter Center, One Copenhill Avenue, N.E., 453 Freedom Parkway, Atlanta, Georgia 30307, on May 11, 1998, at 4:30 p.m., local time for the following purposes:

(1) To elect seven directors to serve on the Board of Directors of the Company until the 1999 Annual Meeting or until their successors are duly elected and qualified; and

(2) To consider and take action upon any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

     Information relating to the above matters is set forth in the Proxy Statement accompanying this Notice.

     Only holders of record of Common Stock and Preferred Stock as of the close of business on March 23, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

                                         By Order of the Board of Directors,

                                         /S/ Ashley M. Hodges

                                         Ashley M. Hodges
                                         Secretary and General Counsel

Kennesaw, Georgia

April 3, 1998

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY MEANS OF THE ENCLOSED PROXY CARD THAT YOU ARE REQUESTED TO SIGN, DATE AND RETURN AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                            LAW COMPANIES GROUP, INC.
                               114 Townpark Drive
                             Kennesaw, Georgia 30144

                                  -------------

                         PROXY STATEMENT FOR THE ANNUAL
                       MEETING OF SHAREHOLDERS TO BE HELD
                                 ON MAY 11, 1998

                                  -------------

         This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of Law Companies Group, Inc., a Georgia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Carter Center, One Copenhill Avenue, N.E., 453 Freedom Parkway, Atlanta, Georgia 30307, on May 11, 1998 at 4:30 p.m., local time or at any postponement or adjournment thereof. The Proxy Statement and accompanying proxy card are first being mailed or otherwise distributed to shareholders on or about April 3, 1998.


                                     VOTING

GENERAL

         Holders of record of the outstanding shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), and holders of record of the outstanding shares of the Company's Cumulative Convertible Redeemable Preferred Stock, no par value per share (the "Preferred Stock" and together with the Common Stock, the "Company Stock"), at the close of business on March 23, 1998 (the "Record Date") are entitled to vote, in accordance with the Company's Restated Articles of Incorporation (the "Articles of Incorporation"), at the Annual Meeting as set forth in the Articles of Incorporation and described herein.

VOTE REQUIRED AND QUORUM

         The Articles of Incorporation provide that the holders of Common Stock and the holders of Preferred Stock have unlimited voting rights, except that the holders of Preferred Stock (a) shall only vote separately as a class with respect to (i) the election of directors, (ii) on matters as provided in the Bylaws of the Company, and (iii) as required by applicable law, and (b) shall not vote on matters expressly reserved for approval solely by another class or series of stock under the Georgia Business Corporation Code. Under the Articles of Incorporation, so long as any shares of Preferred Stock remain outstanding, the holders of Preferred Stock have the right to elect six Directors (the "Preferred Directors") and the holders of the outstanding Common Stock have the right to elect six Directors (the "Common Directors"). The holders of Common Stock also have the right to elect one additional Director (the "Swing Director") nominated by the Common Directors subject to the approval of the Preferred Directors, which approval may not be unreasonably withheld. In accordance with the Articles of Incorporation, the holders of Preferred Stock elected the six Preferred Directors identified below by unanimous consent in advance of the Annual Meeting. At the Annual Meeting, the holders of Common Stock will be asked to vote for the election of the six nominees for Common Director and for the nominee for Swing Director named below.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting with respect to the proposal to elect the Common Directors and the Swing Director. In counting the votes to determine whether a quorum exists with respect to the election of Common Directors and Swing Director at the Annual Meeting, all votes "for" and instructions to withhold authority to vote will be used. The presence, in person or by proxy, of the holders of a majority of the aggregate voting rights of the Common Stock and the Preferred Stock, treated as a single class, is required to constitute a quorum at the Annual Meeting with respect to any other matter that properly comes to a vote at the Annual Meeting and which does not require voting by the Common Stock and Preferred Stock as separate classes. In counting the votes to determine whether a quorum exists with respect to any other proposals that properly arise at the Annual Meeting, the proposal receiving the greatest number of all votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

         Holders of Common Stock on the Record Date should specify their choices with regard to the election of the Common Directors and the Swing Director on the enclosed proxy card.

         A proxy may be revoked at any time before it is voted by (1) giving written notice of revocation to the Secretary of the Company, (2) executing and delivering to the Company at the address shown above a new proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. All properly executed proxies, unless previously revoked, will be voted at the Meeting or at any postponement or adjournment thereof in accordance with the directions given.

         With respect to the election of Common Directors and the Swing Director, holders of Common Stock may vote in favor of all nominees, withhold their vote as to all the nominees, or withhold their vote as to specific nominees. The vote required to elect the Common Directors and Swing Director is a plurality of the votes cast by the holders of shares of Common Stock entitled to vote, provided a quorum is present. As a result, votes that are withheld will not be counted and will have no effect. The Board does not intend to present and knows of no others who intend to present at the Meeting any matter of business other than the matter set forth in the accompanying Notice of Annual Meeting of Shareholders. However, should any such other matters (including shareholder proposals omitted from this proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC")) properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

         At the Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by shareholders. The Company's shares of Common Stock are owned of record and beneficially primarily by employees of the Company, its subsidiaries and affiliates. Accordingly, the Company receives no "broker non-votes."

         As of March 23, 1998 (the Record Date for the Annual Meeting), the Directors and executive officers of the Company owned or controlled approximately 163,864 shares of Common Stock, constituting approximately 8.7% of the outstanding Common Stock, and 963,398 shares of Preferred Stock, constituting 100% of the outstanding Preferred Stock. As a result, on any matters requiring the approval of the Common Stock and the Preferred Stock voting as a single class, the Directors and executive officers of the Company control approximately 39.5% of the Company Stock entitled to vote.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information, as of March 23, 1998, regarding the beneficial ownership of Common Stock and Preferred Stock of each executive officer named in the summary compensation table below (the "Named Executive Officers"), each director and all directors and executive officers of the Company as a group. Each person or group has sole voting and investment power with respect to all shares of the Company Stock so owned, except as otherwise noted.

                                Number of Shares
                              Beneficially Owned(1)            Percent of Class
                           --------------------------         --------------------
Name of                    Common           Preferred         Common     Preferred
Beneficial Owner           Stock            Stock             Stock      Stock
----------------           -----            -----             -----      -----
Bruce C. Coles             24,751(2)        0                 1.31%      *
Peter D. Brettell          425              0                 *          *
Robert B. Fooshee          0                0                 *          *
Robert S. Gnuse            11,049           0                 *          *
Walter T. Kiser            0                0                 *          *
Frank B. Lockridge, Jr.    49,873           0                 2.66%      *
Joe A. Mason               0                0                 *          *
Thomas D. Moreland         0                0                 *          *
Steven Muller              1,000            0                 *          *
Clay E. Sams               85,439           0                 4.56%      *
Darryl B. Segraves(3)      900              0                 *          *
W. Allen Walker            5,004            0                 *          *
James M. Williams, Jr.     1,863,398(4)(5)  481,699(5)        49.66%     50%
John Y. Williams(8)        0                0                 *          *
Michael D. Williams        0                0                 *          *
Virgil R. Williams         1,863,398(4)(6)  481,699(6)        49.66%     50%
All executive officers,
  directors and director
  nominees as a group
  (17 persons)             2,043,162 (7)    963,398           54.23%     100%

----------------------
* Less than one percent

(1) The number of shares of Company Stock beneficially owned by the persons named in the table has been determined in accordance with SEC regulations and includes shares subject to options or warrants which may be exercised, and shares of Common Stock issuable upon conversion of Preferred Stock, in each case within 60 days of March 23, 1998.
(2) The shares shown include 15,000 shares that Mr. Coles may acquire upon exercise of options to purchase Common Stock.
(3)  Mr. Segraves resigned from the Company as of February 7, 1998.
(4) The shares shown include (i) 481,699 shares of Common Stock that each of the James M. Williams, Jr. Family Partnership, L.P. (the "Partnership") and Virgil R. Williams may acquire upon conversion of Preferred Stock, (ii) an aggregate of 963,398 shares issuable to the Partnership and Virgil R. Williams upon exercise of Correlating Warrants (as hereinafter defined) owned jointly by the Partnership and Virgil R. Williams, and (iii) an aggregate of 900,000 shares that the Partnership and Virgil R. Williams may acquire upon the exercise of the Options (as hereinafter defined) owned jointly by the Partnership and Virgil R. Williams. The number of shares of Common Stock issuable upon conversion of Preferred Stock will be reduced by an amount equal to the number of shares of Common Stock actually issued upon exercise of Correlating Warrants. Likewise, the number of shares issuable upon exercise of Correlating Warrants will be reduced by an amount equal to the number of shares of

     Common Stock actually issued upon conversion of Preferred Stock. See "Certain Relationships and Related Party Transactions."
(5) The shares shown are owned by the Partnership. James M. Williams, Jr. is a general partner of the Partnership. Mr. Williams, by reason of his majority interest in the Partnership, controls the right to vote the shares and derivative securities and to engage in any action with respect to the shares and derivative securities. The address of Mr. Williams and the Partnership is 1300 Highway 84, Grayson, Georgia 30017.
(6) Mr. Virgil R. Williams' address is 2055 Webb Gin House Road, Snellville, Georgia 30278.
(7) Includes 15,000 shares that may be acquired upon exercise of options to purchase Common Stock, 963,398 shares issuable upon conversion of Preferred Stock and/or exercise of Correlating Warrants, and 900,000 shares issuable upon exercise of Options.
(8) John Y. Williams is of no relation with either James M. Williams, Jr., Virgil R. Williams or Michael D. Williams.

PRINCIPAL SHAREHOLDERS

         The following table sets forth information, as of March 23, 1998, regarding the ownership of Common Stock and Preferred Stock by each person know to the Company to be the beneficial owner of more than 5% of the Company's Common Stock or Preferred Stock.

                               Number of Shares
                              Beneficially Owned(1)        Percent of Class
                           --------------------------    ---------------------
Name of                    Common           Preferred    Common      Preferred
Beneficial Owner           Stock            Stock        Stock       Stock
----------------           -----            -----        -----       -----
James M. Williams, Jr.     1,863,398(2)(3)  481,699(3)   49.66%      50%
Virgil R. Williams         1,863,398(2)     481,699      49.66%      50%
James M. Williams, Jr.
   Family Partnership, LP  1,863,398(2)(3)  481,699(3)   49.66%      50%

----------------------

(1) The number of shares of Company Stock beneficially owned by the persons named in the table has been determined in accordance with SEC regulations and includes shares subject to options or warrants which may be exercised, and shares of Common Stock issuable upon conversion of Preferred Stock, in each case within 60 days of March 23, 1998.
(2) The shares shown include (i) 481,699 shares of Common Stock that each of the Partnership and Virgil R. Williams may acquire upon conversion of Preferred Stock, (ii) an aggregate of 963,398 shares issuable to the Partnership and Virgil R. Williams upon exercise of Correlating Warrants (as hereinafter defined) owned jointly by the Partnership and Virgil R. Williams, and (iii) an aggregate of 900,000 shares that the Partnership and Virgil R. Williams may acquire upon the exercise of the Options (as hereinafter defined) owned jointly by the Partnership and Virgil R. Williams. The number of shares of Common Stock issuable upon conversion of Preferred Stock will be reduced by an amount equal to the number of shares of Common Stock actually issued upon exercise of Correlating Warrants. Likewise, the number of shares issuable upon exercise of Correlating Warrants will be reduced by an amount equal to the number of shares of Common Stock actually issued upon conversion of Preferred Stock. See "Certain Relationships and Related Party Transactions."
(3) The shares shown are owned by the Partnership. James M. Williams, Jr. is a general partner of the Partnership. Mr. Williams, by reason of his majority interest in the Partnership, controls the right to vote the shares and derivative securities and to engage in any action with respect to the shares and derivative securities.

                              ELECTION OF DIRECTORS

GENERAL

         Pursuant to the Articles of Incorporation and Bylaws of the Company, the Board of Directors consists of thirteen directors. So long as any shares of Preferred Stock remain outstanding, the holders of Preferred Stock have the right to elect six Preferred Directors and the holders of the outstanding Common Stock have the right to elect six Common Directors and one Swing Director. The Swing Director is nominated by the Common Directors subject to the approval of the Preferred Directors, which approval may not be unreasonably withheld. In accordance with the Articles of Incorporation, the holders of Preferred Stock elected the six Preferred Directors identified below by unanimous consent in advance of the Annual Meeting. At the Annual Meeting, the holders of Common Stock will be asked to vote for the election of the six nominees for Common Director and for the nominee for Swing Director named below.

         Each of the nominees has consented to serve as a director, if elected. Directors hold office until the next Annual Meeting of Shareholders. It is not contemplated that any of the nominees will be unable or unwilling to serve as a Director; however, if that should occur, the Common Directors of the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees) or allow the vacancies to remain open until a suitable candidate or candidates are located.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE "FOR" THE PROPOSAL TO ELECT BRUCE C. COLES, PETER D. BRETTELL, ROBERT B. FOOSHEE, WALTER T. KISER, FRANK B. LOCKRIDGE, CLAY E. SAMS AND JOHN Y. WILLIAMS AS DIRECTORS FOR A ONE YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

BACKGROUND OF COMMON DIRECTOR AND SWING DIRECTOR - NOMINEES

         The following sets forth certain information as of March 23, 1998, with respect to the nominees for the Common Directors and Swing Director.

BRUCE C. COLES, 53, joined the Company in September 1995 as Chairman of the Board of Directors and Chief Executive Officer of the Company. In 1996, Mr. Coles was elected President of the Company. He serves in a similar capacity with various subsidiaries of the Company, including Law Engineering and Environmental Services, Inc. and Gibb International Holdings, Inc. Mr. Coles currently serves as a director of Williams Group International, Inc. which is owned by Virgil R. Williams and James M. Williams, Jr.

From May 1994 through August 1995, Mr. Coles was President, Chief Executive Officer and/or Chairman of Stone & Webster Incorporated, an international engineering, consulting and construction services company. Prior to August 1995, Mr. Coles held various technical and management positions with Stone & Webster Incorporated and its related affiliates since June 1968. Mr. Coles also serves on the National Board of Directors of Junior Achievement, the Board of Councilors of The Carter Center, the Board of the Civil Engineering Research Foundation, the advisory council for the Accreditation Board for Engineering and Technology and the Civil Engineering Association of the University of Maine.

PETER D. BRETTELL, 45, joined Gibb Ltd., a subsidiary of the Company, in 1975 and has served in various engineering and management positions. Mr. Brettell serves as Chief Executive of Gibb Ltd. Since 1996, Mr. Brettell has been a Director of the Company.

ROBERT B. FOOSHEE, 55, joined the Company in January 1996 as Executive Vice President and Chief Financial Officer. Mr. Fooshee also serves as Treasurer of the Company. Mr. Fooshee has been a Director of the Company since 1996. Prior to joining the Company, Mr. Fooshee provided consulting services for RBF & Associates, a financial consulting company, from February 1995 until joining the Company. From August 1994 through January 1995, Mr. Fooshee was Executive Vice President and Chief Financial Officer for Eddie Haggar Limited, an apparel manufacturing and marketing company. From June 1992 until August 1994, Mr. Fooshee was Chief Financial Officer for The Fresh Market, a retail gourmet grocery company. From April 1986 until June 1992, Mr. Fooshee was Chief Financial Officer for Kayser-Roth Corporation, a consumer products company.

WALTER T. KISER, 61, joined the Company in 1962 and held various engineering and management positions with the Company, including Chairman and Chief Executive Officer of Law Companies Engineering Group, Inc., a subsidiary of the Company, from 1991 until his retirement in 1993. He served as Chairman and Chief Executive Officer of Law Engineering, Inc., a subsidiary of the Company, from 1989 until 1991, and served as President of the Company from March 1985 until December 1988. Additionally, from 1977 to 1993 Mr. Kiser served as a Director of the Company. Mr. Kiser returned as a Director in 1995 and continues to serve in that capacity. Mr. Kiser also serves as a director of Atlantech International and EvCo Research.

FRANK B. LOCKRIDGE, 58, joined the Company in 1965 and has held various technical and management positions with the Company and its subsidiaries. Mr. Lockridge has served as a Senior Vice President of Law Engineering and Environmental Services, Inc., a subsidiary of the Company, since 1997. Mr. Lockridge was elected as a Director in February 1997.

CLAY E. SAMS, 56, joined the Company in 1964. Since December 1979, he has served as Vice President of Law Engineering and Environmental Services, Inc. and its predecessors, and Corporate Geotechnical Consultant of the various subsidiaries of the Company. Prior thereto, he served in various engineering and management positions with the Company. Mr. Sams has been a Director of the Company since 1993.

JOHN Y. WILLIAMS, 54, has served as a Director of the Company since 1995 and has been nominated as the Swing Director. Mr. Williams has been a Managing Director of Equity South Partners, L.P., a merchant banking partnership, since January 1995 and of its affiliate Grubb & Williams, Ltd. since 1987. Mr. Williams also serves as a director of Tech Data Corporation.

BACKGROUND OF PREFERRED DIRECTORS

         The following sets forth certain information as of March 23, 1998 regarding the Preferred Directors. In accordance with the Articles of Incorporation, each of the Preferred Directors was nominated by the Preferred Directors and elected as a Director by unanimous consent of the holders of Preferred Stock and will serve as a Director until the next Annual Meeting of Shareholders (or unanimous consent in lieu thereof) and until his successor is elected and qualified.

JOE A. MASON, 48, has been a Director of the Company since May 1997. Since April 1997, Mr. Mason has been employed by Messrs. Virgil R. Williams and James M. Williams, Jr. to provide financial oversight of their various interests. Mr. Mason is a certified public accountant. He served as a manager of the accounting firm of Smith & Radigan, Atlanta, Georgia from 1994 to April 1997. From 1988 through 1994, Mr. Mason served as President and controlling shareholder of Bank Consultants, Inc., a management consulting company serving the banking industry.

THOMAS D. MORELAND, 64, serves as President and Chief Executive Officer of Moreland Altobelli Associates, Inc., a civil engineering firm owned by Mr. Moreland with Virgil R. Williams, James M. Williams, Jr., and Stephen Moreland. He has held this position for more than five years. Prior to such time, he was the Chief Operating Officer of Williams Service Group, Inc., a division of Williams Group International, Inc. He has served as Director of the Company since May 1997.

STEVEN MULLER, 70, has served as a Director of the Company since March 1991. Dr. Muller is President Emeritus of The Johns Hopkins University where he served as President from 1972 to 1990. Dr. Muller is also a director of VKAC Closed End Funds; Beneficial Corporation; and Organization Resources Counselors, Inc.

JAMES M. WILLIAMS, JR., 65, has served as Vice Chairman of the Board of Williams Group International, Inc. and its predecessors for more than the past five years, and as Director of the Company since May 1997. Mr. Williams, Jr. is a graduate of the Georgia Institute of Technology, holding a degree in Chemical Engineering. He, together with Virgil R. Williams, his brother, controls a variety of communications, industrial, environmental and engineering firms. Mr. Williams, Jr. is the uncle of Michael D. Williams.

MICHAEL D. WILLIAMS, 33, is owner and President of Georgia Tractors, Inc., an agricultural and industrial equipment dealership company. He has served as Vice President and a director of Williams Group International, Inc. since 1985, and is also a director of First Newton Bank, Covington, Georgia. Mr. Williams is the son of Virgil R. Williams and a nephew of James M. Williams, Jr. He has been a Director of the Company since May 1997.

VIRGIL R. WILLIAMS, 58, has served as Chairman of the Board, President and Chief Executive Officer of Williams Group International, Inc., a construction, facilities maintenance and environmental engineering firm, and its predecessors for more than the past five years. He has served as a Director of the Company since May 1997. Mr. Williams is a graduate of the Georgia Institute of Technology and holds a degree in Industrial Engineering. He, together with James
M. Williams, controls a variety of communications, industrial, environmental and engineering firms, and he currently serves on the Board of Directors of NationsBank, the Georgia Chamber of Commerce and as a trustee for Young Harris College, the Georgia Research Alliance, the Georgia Conservancy, and the Georgia Tech Foundation. Mr. Williams is the brother of James M. Williams, Jr. and the father of Michael D. Williams.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors of Law Companies Group, Inc. met eight (8) times during 1997. All members of the Board of Directors attended at least 75 percent of the meetings of the Board and the various committees of the Board of which they are members.

FINANCE & AUDIT COMMITTEE: Current members are Messrs. John Y. Williams (Chairman), Brettell, Mason, Kiser, Sams, James M. Williams, Jr., and Coles (ex officio). The Finance and Audit Committee met three (3) times during 1997. The Committee monitors the financial plans and performance of the Company, meets with the outside auditors and reviews the scope of audit activities and the recommendations of the auditors; and reviews other matters related to accounting and auditing.

COMPENSATION COMMITTEE: Current members are Messrs. Muller (Chairman), Fooshee, John Y. Williams, Virgil R. Williams and Coles (ex officio). The Compensation Committee met five (5) times during 1997. The Committee generally administers matters relating to executive compensation. This includes recommendation of salary levels. The Committee makes recommendations concerning approval of the variable compensation plan and administration thereof.

NOMINATING COMMITTEE: Current members are Messrs. John Y. Williams (Chairman), Muller, Coles, Sams and Brettell. There was one meeting during 1997. The Company only considers nominees to the Board by shareholders that are submitted to the Nominating Committee.

COMPENSATION OF DIRECTORS

         The Company pays its non-employee Directors $3,000 per quarter for their services, $2,000 for each Board of Directors meeting attended and $1,000 for each Board Committee meeting attended. Committee chairmen receive an additional $1,500 per meeting chaired. The Company also reimburses all of its Directors for reasonable expenses incurred in connection with attending Board of Directors and Board Committee meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the four other most highly compensated persons who served as executive officers during 1997.

                                    Annual Compensation      Long Term Compensation
                                    -------------------      ----------------------
                                                                     Awards
                                                                     ------
                                                            Restricted       Options      All Other
Name & Principal Position     Year Salary        Bonus      Stock Awards     Granted      Compensation(1)
-------------------------     ---- ------        -----      ------------     -------      ---------------
Bruce Coles                   1997 $550,014      $159,388                                 $  58,325(2)
  Chairman of the Board,      1996  550,014                                   75,000(3)   $  65,029(2)
  Chief Executive             1995  171,350(4)   $120,000   $200,000(5)       50,000      $  49,117
  Officer and
  President

Robert Fooshee                1997 $210,018      $ 45,645                     30,000(3)   $   10,055(7)
  Executive Vice President,   1996  195,417(6)                                20,000      $   50,692(7)
  Chief Financial Officer,    1995   n/a
  Treasurer, and Director

Darryl Segraves(8)            1997 $174,990      $ 31,694                     20,000(3)   $    7,499
  General Counsel, Secretary, 1996  165,009                                    2,500      $    9,071
  and Executive Vice          1995  150,009
  President

William Allen Walker          1997 $161,990      $ 29,340                     20,000(3)   $    8,851(9)
  Executive Vice President    1996  150,010                                    2,500      $    7,219(9)
                              1995  121,800                                               $    5,508(9)

Robert S. Gnuse               1997 $140,005      $ 14,301                     10,000(3)   $    8,549(10)
  Senior Vice President       1996  125,008                                    1,500      $    7,320(10)
                              1995  119,995                                               $    6,464(10)

-------------------------------
(1) This column includes auto allowance, life insurance premiums, and club dues.
(2) The amounts represented also include the Company's matching contributions to the Law Companies Group, Inc. 401(k) Savings Plan (the "401(k) Plan") of $3,200 in 1997 and $2,250 in 1996, and the Company's contributions to the Supplemental Executive Retirement Plan in the amount of $46,655 in 1997 and $43,603 in 1996.
(3) The options were granted in connection with the cancellation of the named executive's previously owned options. (See, "Report on Repricing of Options").
(4) The salary amount for Mr. Coles represents only a partial year's salary since Mr. Coles joined the Company in September 1995.
(5) Represents 9,751 shares of restricted stock granted at fair market value of $20.51 per share. The restrictions lapsed on January 10, 1997 and January 10, 1998.
(6) Salary amount for Mr. Fooshee represents a partial year's salary since Mr. Fooshee joined the Company in early 1996.
(7) The amounts represented also include the Company's matching contributions to the 401(k) Plan in the amount of $3,200 in 1997 and $1,731 in 1996, and relocation expenses in 1996.
(8)   Darryl B. Segraves resigned from the Company effective February 7, 1998.

(9) The amounts represented also include the Company's matching contributions to the 401(k) Plan in the amount of $3,108 in 1997, $1,904 in 1996, and $1,178 in 1995.
(10) The amounts represented also include the Company's matching contributions to the 401(k) Plan in the amount of $2,684 in 1997, $2,524 in 1996, and $1,161 in 1995.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         The Company entered into employment agreements with each of Messrs. Coles, Fooshee, Segraves and Walker effective May 6, 1997. In the case of Messrs. Coles and Fooshee the new employment agreements, upon their execution, extinguished entirely their previously existing employment agreements. The new employment agreements provide for initial base salaries at the rates in effect at the time of signing, and salaries will be subject to annual upward adjustment (but not decreased) in the discretion of the Chairman of the Board and Compensation Committee.

         The employment agreements also provide that if Messrs. Coles, Fooshee, Segraves, and Walker are terminated "without cause" (a) within two years from May 6, 1997, they will be entitled to receive two years of compensation plus benefits or (b) after two years from May 6, 1997, they will be entitled to receive one year of compensation plus benefits. However, if such termination follows a "Change of Control" of the Company to an entity other than the Investors, as defined below, or another entity who is not a permitted transferee thereunder, then each of the executives will be entitled to receive up to two years at their current compensation levels regardless of whether termination occurs within two years of May 6, 1997. A "Change of Control" means any individual or entity or related groups of entities or individuals who obtains
(i) the beneficial ownership or power to vote more than fifty (50%) percent of the outstanding securities of the Company; or (ii) the right to elect a majority of the Board.

OPTION GRANTS

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                           Potential Realized Value At
                  Number Of    % Of Total                                  Assumed Annual Rates
                  Securities   Options                                     Of Stock Price Appreciation
                  Underlying   Granted To   Exercise                       For Option Term
                  Options      Employees    Price Per                      ---------------------------
Name              Granted(1)   In 1997      Share       Expiration Date    5%             10%
----              ----------   -------      -----       ---------------    --             ---
W. Allen Walker     20,000      8.77%       $12.61       May 6, 2007       $158,607       $401,942
Darryl B. Segraves  20,000      8.77%       $12.61       May 6, 2007       $158,607       $401,942
Robert B. Fooshee   30,000     13.16%       $12.61       May 6, 2007       $237,911       $602,913
Robert S. Gnuse     10,000      4.39%       $12.61       May 6, 2007       $ 79,304       $200,971

(1) The options granted in 1997 vest 20% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 20% on the third anniversary of the date of grant, 20% on the fourth anniversary of the date of grant, and 20% on the fifth anniversary of the date of grant. The Company did not grant any stock appreciation rights during 1997.

OPTIONS EXERCISED DURING 1997 AND YEAR END OPTION VALUES

         As indicated in the table below, the Named Executive Officers did not exercise any options during the fiscal year ended December 31, 1997. The table also sets forth (i) the number of shares covered by unexercised options (both exercisable and unexercisable) as of December 31, 1997, and (ii) the respective values of "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                       Number of Securities
                                                       Underlying Unexercised     Value of Unexercised
                                                       Options at December 31,    In-the-Money Options at
                                                       1997 (#)                   December 31, 1997 ($)
                       Shares
                       Acquired on      Value          Exercisable/               Exercisable/
Name                   Exercise (#)     Realized ($)   Unexercisable              Unexercisable(1)
----                   ------------     ------------   -------------              ----------------
Bruce C. Coles         0                0              15,000/60,000              $47,700/$190,800
Robert B. Fooshee      0                0              0/30,000                   $0/$66,300
Darryl B. Segraves     0                0              0/20,000                   $0/$44,200
W. Allen Walker        0                0              0/20,000                   $0/$44,200
Robert S. Gnuse        0                0              0/10,000                   $0/$22,100

(1) There is currently no established trading market for shares of the Company's Common Stock. The information regarding the market price of the stock is based on two independent appraisals as of December 31, 1997. These appraisals were conducted in accordance with the terms of the Company's 401(k) Plan. No assurances can be given that the appraisals reflect the actual price at which the Common Stock has traded or would have traded had there been a market for the Common Stock.

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

         In May 1997, the Compensation Committee of the Board of Directors approved a stock option repricing program to provide certain employee option holders additional opportunity and incentive to achieve business plan goals. All options held by these certain employees on that date were cancelled and new options granted at an exercise price of $12.61 per share, which was the appraised value of the stock conducted pursuant to the terms of the Company's 401(k) Plan on the date of grant.

COMPENSATION COMMITTEE:
Steven Muller, Chairman
Bruce C. Coles (ex officio)
Robert B. Fooshee
John Y. Williams
Virgil R. Williams

REPORT ON REPRICING OF OPTIONS

The table below provides information with respect to such repricing as well as any other incidents of repricing in the past ten fiscal years.

                                                                                               Length of
                                  Number of                                                    Original
                                  Securities       Market Price    Exercise                    Option Term
                                  Underlying       of Stock at     Price at                    Remaining at
                                  Options          Time of         Time of         New         Date of
                                  Repriced or      Repricing or    Repricing or    Exercise    Repricing or
Name                   Date       Amended (#)      Amendment(1)    Amendment       Price       Amendment
----                   ----       -----------      ------------    -------------   --------    -------------
Bruce C. Coles         12/20/96       50,000       $11.64          $20.51          $11.64      8 yrs, 11 mos
Robert B. Fooshee      05/06/97       20,000       $12.61          $16.91          $12.61      8 yrs, 9 mos
Darryl B. Segraves     05/06/97        2,000       $12.61          $26.36          $12.61      6 yrs, 4 mos
                       05/06/97        2,500       $12.61          $16.91          $12.61      8 yrs, 9 mos
W. Allen Walker        05/06/97        2,500       $12.61          $17.80          $12.61      4 yrs, 8 mos
                       05/06/97        2,000       $12.61          $26.36          $12.61      6 yrs, 4 mos
                       05/06/97        2,500       $12.61          $16.91          $12.61      8 yrs, 9 mos
Robert S. Gnuse        05/06/97        4,250       $12.61          $17.80          $12.61      4 yrs, 8 mos
                       05/06/97        1,500       $12.61          $16.91          $12.61      8 yrs, 9 mos

(1) There is currently no established trading market for shares of the Company's Common Stock. The information regarding the market price of the stock is based on two independent appraisals as of December 31, 1997. These appraisals were conducted in accordance with the terms of the Company's 401(k) Plan. No assurances can be given that the appraisals reflect the actual price at which the Common Stock has traded or would have traded had there been a market for the Common Stock.

PENSION AND RETIREMENT BENEFITS

         Retirement Pension Plan. The Law Companies Group, Inc. Pension Plan (the "Retirement Pension Plan") is intended to be a tax-qualified defined benefit pension plan. The Retirement Pension Plan covers certain employees of the Company and participating affiliated companies who attain age 21 and who complete 1,000 hours of service during twelve consecutive months of employment with the Company and/or participating subsidiaries prior to the freeze date (as defined below). Employees who are leased employees, who are represented by a collective bargaining agent or who are nonresident aliens with no U.S. income are not covered by the Retirement Pension Plan.

         Benefits under the Retirement Pension Plan are based upon length of service with the Company and participating affiliated companies, with benefit provisions that vary dependent on when the participant terminates employment with the Company or participating affiliated companies, or whether the employee takes early, normal or deferred retirement. A participant's benefits are also based on the participant's earnings for the three consecutive years of highest compensation during his or her final 120 months of employment with the Company and/or participating affiliated companies. The compensation that is taken into account in determining the participant's highest average compensation is the participant's annualized basic rate of pay including statutorily required overtime, but not including bonuses, commissions, or other nonrecurring compensation such as project pay, overseas pay or other premium pay.

         The amount of a participant's compensation taken into account for Retirement Pension Plan benefit purposes is limited by the Internal Revenue Code to an indexed amount ($160,000 in 1997). Benefits under the Retirement Pension Plan are "integrated" with (and therefore take into account) Social Security.

         A participant's benefit under the Retirement Pension Plan will generally become vested upon the completion of five years of service with the Company and/or participating affiliated companies.

         The Retirement Pension Plan was "frozen" effective March 28, 1997 (the "Freeze Date"). No further employees will become eligible to participate in the Retirement Pension Plan after the Freeze Date, and no further benefits will accrue after the Freeze Date under the Retirement Pension Plan for any participant. Service after the Freeze Date will be taken into account for vesting purposes only, and compensation after the Freeze Date will not be taken into account.

         The Named Executive Officers of the Company had accrued the following estimated annual retirement benefits under the Retirement Pension Plan as of the Freeze Date: Bruce C. Coles--$4,842; W. Allen Walker--$16,272; Darryl B. Segraves--$18,753; Robert B. Fooshee--$3,861; Robert S. Gnuse --$35,807. No further benefits will accrue under the Retirement Pension Plan for any of the Named Executive Officers after the Freeze Date. The annual retirement benefit given for each Named Executive Officer is based on his retirement at age 65 and election of payment of benefits in the form of a straight life annuity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following employee directors served on the Compensation Committee:
Messrs. Brice, Fooshee, and Coles (ex officio) during 1997. Messrs. Muller and John Y. Williams served as non-employee directors on the Compensation Committee during 1997. Mr. Brice resigned from the Board as of May 6, 1997 and Mr. Virgil
R. Williams was elected to the Committee. Mr. Coles currently serves as a director of Williams Group International, Inc. which is owned by Virgil R. Williams and James M. Williams, Jr. To the Company's knowledge, there were no other interrelationships involving members of the Compensation Committee or other Directors requiring disclosure in this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Since May 1997, the Compensation Committee of the Board was comprised of three non-employee Directors and two employee Directors of the Company. This committee administers the executive officer compensation program. The outside Directors of the Compensation Committee determine executive compensation awards and make recommendations regarding executive officer salaries to the Board.

         The Company's primary objective is to maximize, over the long-term, the investments of shareholders. The Company has developed a compensation strategy which will support the achievement of this. Key components of the executive compensation strategy are as follows:

MARKET COMPETITIVE--The Company's executive officer compensation program is competitive with those organizations with which the Company competes for executive talent. The market, consisting primarily of ten engineering consulting firms, is monitored closely by the Company to assure that the Company has a program in place to attract and retain superior executive talent. The Company's intent is for compensation to be targeted at the median of this group; however, specific facts and circumstances may cause deviations from the median. Competitive market data and general compensation advice is provided to the Committee by an independent compensation consultant.

LONG-TERM--The program is structured to deliver competitive pay over a number of years rather than to focus on any single year. Superior pay is provided when the Company's earnings performance exceeds expectations.

AT-RISK--A more significant portion of the compensation provided executive officers will be based on Company performance.

EQUITY-BASED--Executive officers are encouraged to own a substantial amount of stock and will be provided opportunities to acquire additional shares through stock option grants and other stock purchase opportunities. Stock option grants will provide value to executives only if stock price appreciation is achieved for all shareholders. Equity related pay is intended to be a significant portion of the executives' overall pay program. Equity opportunities are based on relative potential contribution, accountability and responsibility of the various executive positions.

The Compensation Committee believes the compensation provided to the Company's executive officers effectively rewards them based heavily on the performance of the overall Company by emphasizing compensation features tied to Company performance and long-term equity incentives. The Committee believes this approach links executive compensation to the performance of the Company over the long term.

CHIEF EXECUTIVE OFFICER

         During fiscal 1997, Mr. Coles received a base salary of $550,014 pursuant to the terms of his employment agreement.

SALARY

         The following executive officers received increases to their salaries during fiscal year 1997: Robert B. Fooshee, Darryl B. Segraves, W. Allen Walker, and Robert S. Gnuse.

MANAGEMENT INCENTIVE PLAN

         The Management Incentive Plan ("MIP") is an annual incentive compensation plan pursuant to which the Company's executive officers and other senior managers may earn cash rewards to supplement their base compensation. The MIP has been designed to motivate and reward the achievement of quantitative business results by linking a significant portion of total pay to corporate and individual success. In addition, management and the Compensation Committee believe the MIP enhances the Company's ability to attract and retain qualified executive management talent.

         Awards under the MIP are earned by achievement of defined levels of corporate profits. Corporate profits are defined as consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") less capital expenses and including any other adjustments. A portion of each participant's MIP award is also tied to the achievement of specific business unit, regional, or individual objectives which further the Company's annual business strategy.

         Under the MIP, a threshold, or minimum, level of EBITDA performance must be achieved before any incentive is funded for any MIP participants. This threshold ensures that certain acceptable levels of profitability are achieved before any management incentives are paid, thereby protecting shareholder interests. The Company exceeded certain minimum goals set forth under the MIP. As a result, the Named Executives earned an award under the MIP, payable in 1998, as follows: Bruce C. Coles--$159,388, Robert B. Fooshee--$45,645, Darryl
B. Segraves--$31,694, W. Allen Walker--$29,340 and Robert S. Gnuse--$14,301.

INTERNAL REVENUE CODE SECTION 162(M)

         The Committee has considered Internal Revenue Code Section 162(m) in structuring compensation arrangements for 1997. Section 162(m) places a $1,000,000 limit on deductibility available to the Company for an executive's compensation. This limit was not reached in 1997, and the Company believes that all compensation paid to named executives is fully tax deductible by the Company.

         This report has been submitted on behalf of the Compensation Committee. The Compensation Committee consisted of the following members:

Steven Muller, Chairman
Bruce C. Coles (ex officio)
Robert B. Fooshee
John Y. Williams
Virgil Williams


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         On May 6, 1997, the shareholders of the Company authorized and approved a transaction between the Company and Virgil R. Williams and James M. Williams, Jr., each a director of the Company (collectively, the "Investors") pursuant to which the Company sold to the Investors:

         (a) An aggregate of 963,398 shares of Preferred Stock together with correlating warrants to purchase the same number of shares of Common Stock (the "Correlating Warrants");

         (b) Options to purchase an aggregate of up to 900,000 shares of Common Stock, which number declines to 200,000 shares over time (the "Options"); and

         (c) Additional options to purchase shares of Common Stock exercisable when and if certain incentive stock options are exercised (the "Plan Options").

         In consideration, the Investors paid to the Company an aggregate of $10,000,000.

         Each share of Preferred Stock is convertible, at the option of the holder, into one share of Common Stock until May 6, 2004, when each share of Preferred Stock becomes convertible into an "Adjusted Number" of shares of Common Stock (determined pursuant to the terms of the Company's Articles of Incorporation). Notwithstanding the foregoing, upon exercise of Correlating Warrants, the Investors forfeit the right to convert a number of shares of Preferred Stock equal to the number of shares of Common Stock issued upon exercise of the Correlating Warrants. Further, upon conversion of shares of Preferred Stock, an equal number of Correlating Warrants shall be canceled.

         The Correlating Warrants are exercisable at an exercise price determined upon the achievement of certain benchmarks contained in the Company's Bylaws (as restated on May 6, 1997).

         The Options are exercisable at various exercise prices through December 31, 2006. In each twelve month period in which all Options are not exercised in full, the number of Options available for exercise during the following twelve month period shall be reduced. The Plan Options provide that upon an exercise of an incentive stock option (by an option holder other than the Investors) granted prior to May 6, 1997, the Investors have the right to purchase, on the same conditions, a number of shares of Common Stock equal to one-half of the shares acquired by such option holder pursuant to such option exercise.

         The Company and the Investors also entered into a Preferred Shareholder Agreement, pursuant to which, for a period of two years, unless the majority of the directors elected by the holders of the Common Stock consent or either of the Investors should die, neither Investor may transfer any of the Preferred Stock or rights therein except to certain specified individuals or entities. That agreement also provided that in the event of a proposed sale to an unrelated party following the death of either of the Investors, the Company has a right of first refusal to acquire the Preferred Stock. In addition, for two years after the Closing Date, neither Investor is permitted to acquire any Common Stock, options, subscriptions, warrants, calls, commitments or rights from any other shareholder of the Company unless a majority of the Common Directors consent in writing. For a period beginning two years after May 6, 1997 and ending four years after such date, neither Investor individually, nor the Investors together, may acquire or hold Common Stock or any outstanding security or other instrument from the other shareholders, which, together with the shares underlying the Correlating Warrants and the Options exceed 50% of the outstanding shares of the Company on a fully diluted basis, without the consent of the majority of the Common Directors.

         The Company and the Investors also entered into a Registration Rights Agreement pursuant to which the Company granted the Investors registration rights with respect to shares of Common Stock issuable upon conversion or exercise of the Preferred Stock, the Correlating Warrants, the Options and the Plan Options. The rights include on demand registration and piggyback registration rights.

         As described in "Vote Required and Quorum" above, the holders of Preferred Stock have the right to elect the Preferred Directors and must consent to the Common Director's nomination of the Swing Director, which consent may not be unreasonably withheld.

         On September 25, 1997, with the consent of the Common Directors of the Company, James M. Williams, Jr. transferred his Preferred Shares to the Partnership, of which Mr. Williams, Jr. is a general partner. In addition, he transferred his interest in the Options, the Correlating Warrants and the Plan Options to the Partnership.

                             STOCK PERFORMANCE GRAPH

         The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's holders of Common Stock since December 31, 1992, as well as an overall stock market index (Standard &Poor's 500 Index) and the Company's self-constructed peer group index. The stock performance graph assumes $100 was invested in each of the Company's Common Stock and each index on December 31, 1992.

         There currently is no established trading market for shares of the Company's Common Stock, and although the outstanding shares have been registered under applicable securities laws, no assurance can be given that a liquid market will develop in the future or that quotations for the Common Stock will be available. Additionally, the Company does not now maintain stock price information from transactions involving purchases and sales of the outstanding Common Stock. Pursuant to the terms of the 401(k) Plan, the Company is required to obtain on a quarterly basis an independent appraisal of the Company for purposes of determining the "fair market value" of the Common Stock. Accordingly, the Company engages two independent appraisers to conduct quarterly appraisals of the Company. The information regarding the price performance of the Common Stock in the following table is based upon independent appraisals as of December 31st of each of the years presented. No assurances can be given that the appraisals reflect the actual price at which the Common Stock has traded or would have traded had there been a market for the Common Stock.


                                    [GRAPH]


                  12/31/92  12/31/93    12/31/94   12/31/95   12/31/96  12/31/97
                  --------------------------------------------------------------
S&P 500.......... $100.00    $142.56     $139.72    $187.37    $225.34   $295.22
Law  Companies... $100.00    $160.33     $123.46    $ 79.02    $ 58.93   $ 69.25
Competitive
Index............ $100.00    $101.91     $ 73.23    $ 76.86    $100.45   $113.12

(1) The competitive index includes the following companies: Michael Baker Corp.; Inc.; Harding Lawson Associates Group, Inc.; International Technology Corp.; Groundwater Technology Inc.; and Roy F. Weston, Inc. For purposes of computing the index, these companies have been weighted based on their respective market capitalizations.

                              INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP ("Ernst & Young"), independent certified public accountants, audited the Consolidated Financial Statements of the Company as of and for the year ended December 31, 1997. This firm has served in this capacity since 1987. It is expected that representatives of Ernst & Young will attend the Annual Meeting with an opportunity to make a statement if they so desire and will be available to answer appropriate questions.

                              SHAREHOLDER PROPOSALS

         Any proposal by a shareholder intended to be presented at the Annual Meeting of Shareholders to be held in 1999, must be received by the Company on or before December 4, 1998 to be included in the proxy materials of the Company relating to such meeting.


                                 OTHER BUSINESS

         It is not anticipated that any other matters will be brought before the Annual Meeting for action; however, if any such other matters shall properly come before the Annual Meeting, it is intended that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.





Kennesaw, Georgia
April 3, 1998

The Company's Annual Report on Form 10-K for the year ended December 31, 1997, which includes audited financial statements, has been mailed to the shareholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                                                                      APPENDIX A


            THE LAW COMPANIES GROUP, INC. 401(K) SAVINGS PLAN TRUST
                            TRUSTEE INSTRUCTION FORM

Pursuant to the provisions of Section 4.3(b) of the Law Companies Group, Inc. 401(k) Savings Plan Trust (the "Trust"), the undersigned Participant in The Law Companies Group, Inc. 401(k) Savings Plan (the "Plan") hereby directs the Trustees of the Trust to vote all common stock of The Law Companies Group, Inc. allocated to the undersigned's account under the Plan, at the Annual Meeting of Shareholders to be held on May 11, 1998, and at all adjournments thereof, as follows:

ELECTION OF COMMON DIRECTORS AND SWING DIRECTOR

    To elect seven directors to serve on the Board of Law Companies Group, Inc. comprised of the following director nominees:

                Peter D. Brettell                                           Walter T. Kiser
                Bruce C. Coles                                              Frank B. Lockridge
                Robert B. Fooshee                                           Clay E. Sams
                                                                            John Y. Williams (Swing Director)
    [ ]  FOR all director nominees listed above                 [ ]  WITHHOLD AUTHORITY to vote for all director
         (except as marked to the contrary).                         nominees listed above.

In their discretion, the Trustees are authorized to vote upon such other business matters as properly may come before the Annual Meeting and any adjournments thereof.

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR NOMINEE, STRIKE A LINE THROUGH THAT DIRECTOR NOMINEE'S NAME IN THE
    RESPECTIVE LIST ABOVE.                                                (OVER)

Please sign and date this Trustee Instruction Form, complete the information below, and return the completed form to Jon A. McCarthy, 114 TownPark Drive, Kennesaw, Georgia 30144, on or before May 1, 1998.

                                    Dated this           day of          , 1998.
                                               ---------        ---------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Printed Name

                                    --------------------------------------------
                                    Social Security Number

                                                                      APPENDIX B


                           LAW COMPANIES GROUP, INC.
                        THREE RAVINIA DRIVE, SUITE 1830
                             ATLANTA, GEORGIA 30346

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Gerald H. Fogle and Wilbur Charles Greer and each of them with power of substitution in each, proxies to appear and vote, as designated below, all common stock of Law Companies Group, Inc. held of record on March 23, 1998 by the undersigned, at the Annual Meeting of Shareholders to be held on May 11, 1998, and at all adjournments thereof.

The Board of Directors recommends a vote FOR approval of all director nominees listed below.

ELECTION OF COMMON DIRECTORS AND SWING DIRECTOR
    To elect seven directors to serve on the Board of Law Companies Group, Inc. comprised of the following director nominees:

     Peter D. Brettell                        Walter T. Kiser
     Bruce C. Coles                           Frank B. Lockridge
     Robert B. Fooshee                        Clay E. Sams
                                              John Y. Williams (Swing Director)
[ ] FOR all director nominees listed above (except as    [ ] WITHHOLD AUTHORITY to vote for all director
    marked to the contrary).                                 nominees listed above.

In their discretion, the proxies are authorized to vote upon such other business matters as properly may come before the Annual Meeting and any adjournments thereof.

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR NOMINEE, STRIKE A LINE THROUGH THAT DIRECTOR NOMINEE'S NAME IN THE
    RESPECTIVE LIST ABOVE.                                                (OVER)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF ALL DIRECTOR-NOMINEES.

                                     Dated this  ___ day of __________ , 1998.

                                     -----------------------------------------
                                     Signature

                                     -----------------------------------------
                                     Printed Name

                                     -----------------------------------------
                                     Social Security Number

                                     (Please print, date and sign as name
                                     appears on proxy. When shares are held by joint tenants, both should print and sign. When signing in a fiduciary or representative capacity, give full title as such.)

PLEASE MARK, DATE AND SIGN THIS PROXY, INDICATING ANY CHANGE OF ADDRESS, AND RETURN IT PROMPTLY TO DEBRA R. ISBITTS, LAW COMPANIES GROUP, INC., THREE RAVINIA DRIVE, SUITE 1830, ATLANTA, GEORGIA 30346 IN THE ENCLOSED RETURN ENVELOPE.